Exhibit 99.01

Glu Mobile Reports Fourth Quarter and Year End 2007 Financial Results

SAN MATEO, Calif., February 11, 2008 – Glu Mobile Inc. (NASDAQ: GLUU) today announced financial results for the fourth quarter and year ended December 31, 2007. Glu reported fourth quarter consolidated revenue of $18.1 million, compared to $14.3 million in the fourth quarter of 2006. The GAAP net loss in the fourth quarter of 2007 was $(861,000), or $(0.03) per basic share, which includes a tax benefit of $1.5 million or $0.05 per basic share, compared to a GAAP net loss of $(2.3) million, or $(0.44) per basic share in the fourth quarter of 2006.

Fourth quarter 2007 non-GAAP net income was $1.7 million, or $0.06 per diluted share which includes the $1.5 million tax benefit, and excludes amortization of intangible assets of $659,000, stock-based compensation charges of $1.0 million, an impairment of investments in auction rate securities of $806,000 and a $59,000 charge related to acquired in process research and development for the acquisition of Beijing Zhangzhong MIG Information Technology Co. Ltd. (MIG). This compares to a non-GAAP net loss of $(882,000), or $(0.17) per basic share in the fourth quarter of 2006 which excludes amortization of intangible assets of $693,000, stock-based compensation charges of $774,000 and $38,000 related to the change in the fair value of preferred stock warrants.

“We closed a solid 2007 with a strong fourth quarter,” said Greg Ballard, Glu’s chief executive officer. “Over the past 12 months, we significantly raised our market position by securing world-class, long-term licenses, expanding geographically and consolidating market share.  Our title line-up for 2008 provides a solid foundation for our success in the coming year.  In addition, we are focused on increasing our global opportunities with the addition of MIG and the proposed acquisition of Superscape.”

Revenue for the full year ended December 31, 2007 was $66.9 million, compared to revenue for the full year ended December 31, 2006 of $46.2 million. The GAAP net loss for the full year 2007 was $(3.3) million, or $(0.14) per basic share, which includes a tax benefit of $1.5 million or, $0.05 per basic share, compared to a GAAP net loss of $(12.3) million, or $(2.48) per basic share for the full year 2006. In addition, the GAAP net loss attributable to common stockholders for the full year 2007 was $(6.4) million, or $(0.28) per basic share after inclusion of the $3.1 million non-cash, non-recurring dividend for warrants issued to pre-existing preferred stockholders of Glu.

Full year 2007 non-GAAP net income was $2.8 million, or $0.10 per diluted share which includes the $1.5 million tax benefit, and excludes amortization of intangible assets of $2.4 million, stock-based compensation charges of $3.8 million, gain on sale of assets of $1.0 million, a $59,000 charge related to acquired in process research and development for the acquisition of MIG, an impairment of investments in auction rate securities of $806,000, a $10,000 charge related to the change in fair value of preferred stock warrants and $3.1 million relating to the non-cash, non-recurring deemed dividend, as compared to a non-GAAP net loss for the full year 2006 of $(5.7) million, or $(1.14) per basic share which excludes acquired in process research and development of $1.5 million for the iFone acquisition, amortization of intangible assets of $2.4 million, stock-based compensation charges of $1.7 million and charges related to the change in fair value of preferred stock warrants of $1.0 million.

A reconciliation of the non-GAAP net income and EPS to net loss and EPS on a GAAP basis is provided in the GAAP to non-GAAP reconciliations following the Consolidated Balance Sheets.

Glu’s top ten titles represented approximately 52 percent of revenue in the fourth quarter of 2007, which was down slightly from 53 percent of revenue in the fourth quarter a year ago. The average revenue per top ten title was $950,000, an increase of 26 percent compared to $751,000 in the fourth quarter of last year. New titles released in the fourth quarter of 2007 included Pro Evolution Soccer 2008 and Call of Duty® 4. For the 2007 full year, the average revenue per top ten title was $3.5 million, an increase of 40 percent compared to $2.5 million in 2006.

“We enter 2008 having completed a year where our key financial metrics including revenue per title showed substantial improvements,” said Rocky Pimentel, Glu’s chief financial officer.  “While our best-selling titles such as TRANSFORMERS and Zuma helped drive our record results, it is our diversity of titles, brands and carrier relationships that form the basis for our financial success.  We are well-positioned to drive forward with our long term growth strategy to build the world’s leading mobile games publisher.”

Business Outlook

The following forward-looking statements reflect expectations as of February 11, 2008. Results may be materially different and are affected by many factors, such as: consumer demand for mobile entertainment; carriers’ and distributors’ marketing to consumers; carriers’ maintaining their networks and provisioning systems to enable consumer purchases; development delays on Glu’s products; competition in the industry; changes in foreign exchange rates; the value of the Company’s auction rate securities; Glu’s effective tax rate and other factors detailed in this release and in Glu’s SEC filings.

First Quarter Expectations — Ending March 31, 2008:

— GAAP revenue is expected to be between $18.0 million and $18.4 million
— Gross margin excluding amortization is expected to be between 70 percent and 71 percent
— Income tax expense is expected to be between $325,000 and $375,000
— GAAP net loss is expected to be between $(5.1) million and $(5.4) million, or $(0.17) and $(0.18) per basic share; weighted average common shares outstanding for the first quarter of 2008 are expected to be approximately 29.5 million basic and 30.5 million diluted
— Non-GAAP net loss is expected to be between $($1.3) million and $(1.6) million or between a loss of $(0.04) and $(0.05) per basic share, which excludes $1.2 million for amortization of intangibles and approximately $2.6 million of anticipated stock-based compensation expense

Full Year Expectations — Year Ending December 31, 2008:

— GAAP revenue is expected to be between $83 million and $87 million
— GAAP net loss is expected to be between $(9.2) million and $(10.7) million, or between $(0.31) to $(0.36) per basic share; weighted average common shares outstanding for the calendar year 2008 are expected to be approximately 29.5 million basic and 31.0 million diluted
— Non-GAAP net income is expected to be between $4.6 million and $6.3 million, or between $0.15 and $0.20 per diluted share, which excludes $3.7 million for amortization of intangibles and approximately $11.6 million of anticipated stock-based compensation

Quarterly Conference Call

Glu will discuss its quarterly and year end results via teleconference at 4:30 p.m. (ET) today, February 11, 2008. To access the call, please dial 866-825-3209, or outside the U.S. 617-213-8061, at least five minutes prior to the start time. A passcode, 40631535 is required. An audio webcast and replay of the call will also be available at www.glu.com/corp/pages/investors.aspx. You may access a replay of today’s call from 6:30 p.m. (ET) on February 11, 2008 until midnight (ET) on February 19, 2008 by dialing 888-286-8010, or 617-801-6888, with the replay passcode 26139043.

Use of Non-GAAP Financial Measures

To supplement Glu’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Glu uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Glu’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Glu include non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss) and historical and estimated non-GAAP basic and diluted earnings (loss) per share. These non-GAAP financial measures exclude the following items from Glu’s statement of operations:

— Acquired in-process technology

— Amortization of intangibles

— Stock-based compensation

— Change in fair value of preferred stock warrants

— Gain on sale of assets

— Impairment of auction rate securities

Glu may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Glu believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Glu’s performance by excluding certain items that may not be indicative of Glu’s core business, operating results or future outlook. Glu’s management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing Glu’s operating results, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of Glu’s performance to prior periods. Non-GAAP financial measures should not be considered in isolation or as a substitute for operating results prepared in accordance with GAAP.

Cautions Regarding Forward Looking Statements

This news release contains forward-looking statements, including those regarding Glu’s “Business Outlook” (“First Quarter Expectations — Ending March 31, 2008” and “Full Year Expectations — Year Ending December 31, 2008”) and Glu’s belief that its title line-up for 2008 provides a solid foundation for its success in the coming year and that it is well-positioned to drive forward with its long term growth strategy to build the world’s leading mobile games publisher. These forward-looking statements are subject to material risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Investors should consider important risk factors, which include: the risks identified under “Business Outlook”; the risk that growth of next generation handsets and advanced networks is lower than anticipated; the risk that the company’s recently and newly launched games are less popular than anticipated; the risk that our newly released games of a quality less than desired by reviewers and consumers; the risk that mobile game market is smaller than anticipated; the risk that the company’s growth will be lower than anticipated; and other risks detailed under the caption “Risk Factors” in the Form 10-Q filed with the Securities and Exchange Commission under Rule 424(b)(4) on November 14, 2007. Glu is under no obligation, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

About Glu Mobile

Glu (NASDAQ:GLUU) is a leading global publisher of mobile games. Its portfolio of top-rated games includes original titles Super K.O. Boxing!, Stranded and Brain Genius, and titles based on major brands from partners including Atari, Activision, Konami, Harrah’s, Hasbro, Warner Bros., Microsoft, PlayFirst, PopCap Games, SEGA and Sony. Founded in 2001, Glu is based in San Mateo, Calif. and has offices in London, France, Germany, Spain, Italy, Hong Kong, China, Sao Paulo and Chile. Consumers can find high-quality, fresh entertainment created exclusively for their mobile phones wherever they see the ‘g’ character logo or at www.glu.com.

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GLU MOBILE, GLU, SUPER K.O. BOXING!, STRANDED, BRAIN GENIUS and the ‘g’ character logo are trademarks of Glu Mobile.

In the financial tables below, Glu has provided a reconciliation of the most comparable GAAP financial measure to each of the historical non-GAAP financial measures used in this press release.

Glu Mobile Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)
	December 31,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$57,816	$3,823
Short-term investments	1,994	8,750
Accounts receivable, net	18,369	14,448
Prepaid royalties	10,643	3,501
Prepaid expenses and other current assets	4,220	853

Total current assets	93,042	31,375
Property and equipment, net	3,817	3,480
Prepaid royalties	2,825	1,417
Other long-term assets	1,580	1,826
Intangible assets, net	14,357	4,974
Goodwill	44,977	38,727

Total assets	$160,598	$81,799

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY/(DEFICIT)
Current liabilities:
Accounts payable	$6,398	$5,394
Accrued liabilities	217	1,048
Accrued compensation	2,322	2,013
Accrued royalties	12,759	7,030
Accrued restructuring	74	36
Deferred revenues	640	178
Current portion of long-term debt	—	4,339

Total current liabilities	22,410	20,038
Other long-term liabilities	9,059	1,343
Long-term debt, less current portion	—	7,245
Preferred stock warrant liability	—	1,995

Total liabilities	31,469	30,621

Redeemable convertible preferred stock	—	76,363
Stockholders’ equity/(deficit):
Common stock	3	1
Additional paid-in capital	179,923	19,894
Deferred stock-based compensation	(113)	(388)
Accumulated other comprehensive income	1,699	1,285
Accumulated deficit	(52,383)	(45,977)

Total stockholders’ equity/(deficit)	129,129	(25,185)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity/(deficit)	$160,598	$81,799

Glu Mobile Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenues	$18,141	$14,303	$66,867	$46,166
Cost of revenues:
Royalties	5,114	4,057	18,381	13,713
Impairment of prepaid royalties and guarantees	—	37	—	355
Amortization of intangible assets	592	553	2,181	1,777

Total cost of revenues	5,706	4,647	20,562	15,845

Gross profit	12,435	9,656	46,305	30,321

Operating expenses:
Research and development	6,272	4,647	22,425	15,993
Sales and marketing	3,693	3,076	13,224	11,393
General and administrative	4,476	4,388	16,898	12,072
Amortization of intangible assets	67	140	267	616
Acquired in-process research and development	59	—	59	1,500
Gain on sale of assets	—	—	(1,040)	—

Total operating expenses	14,567	12,251	51,833	41,574

Loss from operations	(2,132)	(2,595)	(5,528)	(11,253)
Interest and other income/(expense), net:
Interest income	871	156	2,953	682
Interest expense	(9)	(389)	(880)	(1,063)
Other income/(expense), net	(692)	265	(108)	(491)

Interest and other income/(expense), net	170	32	1,965	(872)

Loss before income taxes	(1,962)	(2,563)	(3,563)	(12,125)
Income tax benefit/(provision)	1,101	252	287	(185)

Net loss	(861)	(2,311)	(3,276)	(12,310)
Accretion to preferred stock	—	(19)	(17)	(75)
Deemed dividend	—	—	(3,130)	—

Net loss attributable to common stockholders	$(861)	$(2,330)	$(6,423)	$(12,385)

Net loss per share attributable to common stockholders – basic and diluted:
Net loss	$(0.03)	$(0.44)	$(0.14)	$(2.48)
Accretion to preferred stock	—	—	—	(0.02)
Deemed dividend	—	—	(0.14)	—

Net loss per share attributable to common stockholders – basic and diluted	$(0.03)	$(0.44)	$(0.28)	$(2.50)

Weighted average common shares outstanding – basic and diluted	28,929	5,283	23,281	4,954

Stock-based compensation expense included in:
Research and development	$275	$107	$939	$207
Sales and marketing	176	191	674	322
General and administrative	573	476	2,186	1,211

Total stock-based compensation expense	$1,024	$774	$3,799	$1,740

Glu Mobile Inc.
GAAP to Non-GAAP Reconciliation
(in thousands, except per share data)
(unaudited)
	Three Months Ended
	December 31, 2007
	GAAP	Adjustments		Non-GAAP
Amortization of intangible assets	592	(592)		—

Total cost of revenues	5,706	(592)		5,114

Gross profit	12,435	592		13,027

Research and development	6,272	(275)	a	5,997
Sales and marketing	3,693	(176)	a	3,517
General and administrative	4,476	(573)	a	3,903
Amortization of intangible assets	67	(67)		—
Acquired in-process research and development	59	(59)		—

Total operating expenses	14,567	(1,150)		13,417

Loss from operations	(2,132)	1,742		(390)
Interest and other income, net	170	806	b	976
Net income/(loss)	(861)	2,548		1,687
Net income/(loss) attributable to common stockholders	$(861)	$2,548		$1,687

Reconciliation of net income/(loss) and net income/(loss) per share:
Non-GAAP net income/(loss) per share – basic	(0.03)	0.09		0.06
Non-GAAP net income/(loss) per share – diluted	(0.03)	0.09		0.06
Shares used in computing basic net income/(loss) per share	28,929			28,929
Shares used in computing diluted net income/(loss) per share	30,122			30,122

a – Excluded amount represents stock-based compensation expense
b – Excluded amount represents impairment of auction rate securities

Glu Mobile Inc.
GAAP to Non-GAAP Reconciliation
(in thousands, except per share data)
(unaudited)
	Three Months Ended
	December 31, 2006
	GAAP	Adjustments		Non-GAAP
Amortization of intangible assets	553	(553)		—

Total cost of revenues	4,647	(553)		4,094

Gross profit	9,656	553		10,209

Research and development	4,647	(107)	a	4,540
Sales and marketing	3,076	(191)	a	2,885
General and administrative	4,388	(476)	a	3,912
Amortization of intangible assets	140	(140)		—

Total operating expenses	12,251	(914)		11,337

Loss from operations	(2,595)	1,467		(1,128)
Interest and other income/(expense), net	32	(38)	b	(6)
Net loss	(2,311)	1,429		(882)
Net loss attributable to common stockholders	$(2,330)	$1,429		$(901)

Reconciliation of net loss and net loss per share:
Non-GAAP net loss per share – basic and diluted	(0.44)	0.27		(0.17)
Shares used in computing basic and diluted net loss per share	5,283			5,283

a – Excluded amount represents stock-based compensation expense
b – Excluded amount represents change in fair value of preferred stock warrants

Glu Mobile Inc.
GAAP to Non-GAAP Reconciliation
(in thousands, except per share data)
(unaudited)
	Year Ended December 31, 2007
	GAAP	Adjustments		Non-GAAP
Amortization of intangible assets	2,181	(2,181)		—

Total cost of revenues	20,562	(2,181)		18,381

Gross profit	46,305	2,181		48,486

Research and development	22,425	(939)	a	21,486
Sales and marketing	13,224	(674)	a	12,550
General and administrative	16,898	(2,186)	a	14,712
Amortization of intangible assets	267	(267)		—
Acquired in-process research and development	59	(59)		—
Gain on sale of assets	(1,040)	1,040		—

Total operating expenses	51,833	(3,085)		48,748

Income/(loss) from operations	(5,528)	5,266		(262)
Interest and other income/(expense), net	1,965	796	b	2,761
Net income/(loss)	(3,276)	6,062		2,786
Net loss attributable to common stockholders	$(6,423)	$6,062		$(361)

Reconciliation of net income/(loss) and net income/(loss) per share:
Non-GAAP net income/(loss) per share, excluding deemed dividend – basic	(0.14)	0.26		0.12
Non-GAAP net income/(loss) per share, excluding deemed dividend – diluted	(0.11)	0.21		0.10
Shares used in computing basic net income/(loss) per share	23,281			23,281
Shares used in computing diluted net income/(loss) per share	28,539			28,539

a – Excluded amount represents stock-based compensation expense
b – Excluded amount represents change in fair value of preferred stock warrants and impairment of auction rate securities

Glu Mobile Inc.
GAAP to Non-GAAP Reconciliation
(in thousands, except per share data)
(unaudited)
	Year Ended December 31, 2006
	GAAP	Adjustments		Non-GAAP
Amortization of intangible assets	1,777	(1,777)		—

Total cost of revenues	15,845	(1,777)		14,068

Gross profit	30,321	1,777		32,098

Research and development	15,993	(207)	a	15,786
Sales and marketing	11,393	(322)	a	11,071
General and administrative	12,072	(1,211)	a	10,861
Amortization of intangible assets	616	(616)		—
Acquired in-process research and development	1,500	(1,500)		—

Total operating expenses	41,574	(3,856)		37,718

Loss from operations	(11,253)	5,633		(5,620)
Interest and other income/(expense), net	(872)	1,014	b	142
Net loss	(12,310)	6,647		(5,663)
Net loss attributable to common stockholders	$(12,385)	$6,647		$(5,738)

Reconciliation of net loss and net loss per share:
Non-GAAP net loss per share – basic and diluted	(2.48)	1.34		(1.14)
Shares used in computing basic and diluted net loss per share	4,954			4,954

a – Excluded amount represents stock-based compensation expense
b – Excluded amount represents change in fair value of preferred stock warrants

In addition to the reasons stated above, which are generally applicable to each of the items Glu excludes from its non-GAAP financial measures, Glu believes it is appropriate to exclude certain items for the following reasons:

Acquired in-process technology. Glu recorded charges for acquired in-process research and development, included in its GAAP presentation of operating expense, in connection with the acquisition of iFone and MIG. These amounts were expensed on the acquisition date as the acquired technology had not yet reached technological feasibility and had no future alternative uses. There can be no assurance that acquisition of business, products or technologies in the future will not result in substantial charges for acquired IPR&D. Accordingly, acquired IPR&D are non-recurring and generally unpredictable. Glu believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes acquired IPR&D.

Amortization of Intangibles. When analyzing the operating performance of an acquired entity, Glu’s management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired in-process technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, Glu’s management excludes the GAAP impact of acquired intangible assets to its financial results. Glu believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

In addition, in accordance with GAAP, Glu generally recognizes expenses for internally-developed intangible assets as they are incurred until technological feasibility is reached, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, Glu generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other than goodwill, which is not amortized, and acquired in-process technology, which is expensed immediately, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, Glu believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes the amortization of acquired intangibles.

Stock-Based Compensation. Glu adopted SFAS 123R, “Share-Based Payment” beginning in its fiscal year 2006. When evaluating the performance of its consolidated results Glu does not consider stock-based compensation charges. Likewise, Glu’s management team excludes stock-based compensation expense from its short and long-term operating plans. In contrast, Glu’s management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Glu places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants.

Glu believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of its business. In addition, given Glu’s adoption of SFAS 123R, “Share-Based Payment” beginning with its fiscal year ending December 31, 2006, Glu believes that a non-GAAP financial measure that excludes stock-based compensation will facilitate the comparison of its year-over-year results.

Change in Value of Preferred Stock Warrants. Glu adopted FSP 150-5 “Issuer’s Accounting under FASB Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares That Are Redeemable” beginning in its fiscal year 2005. FSP 150-5 affirms that warrants of this type are subject to the requirements in SFAS No. 150, regardless of the redemption price or the timing of the redemption feature. These warrants are subject to revaluation at each balance sheet date, and any change in fair value will be recorded as a component of other income/(expense), net, until the earlier of their exercise or expiration or the completion of a liquidation event, including the completion of an initial public offering, at which time the preferred stock warrant liability will be reclassified to stockholders’ equity/(deficit). Upon the closing of Glu’s initial public offering, outstanding warrants were no longer subject to revaluation and their fair value was permanently reclassified to stockholders’ equity. Glu excludes the change in value of the preferred stock warrants from its non-GAAP measures because they are non-recurring, non-cash expenses that the Company does not believe are reflective of core operating results.

Gain on Sale of Assets. The Company recognized a gain on sale of assets related to the sale of its ProvisionX software. Under the terms of the agreement, the Company will co-own the intellectual property rights to the ProvisionX software, excluding any alterations or modifications following completion of the sale, by the third party. As this is non-recurring the Company believes it does not reflect the Company’s ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes this gain.

Impairment of Auction Rate Securities. Glu recorded impairment charges related to its two remaining auction rate securities (“ARS”) that were deemed to have an other-than-temporary decrease in fair value based on third-party valuation models and other indicative factors. The ARS held by the company are private placement securities with long-term nominal maturities for which the interest rates are reset through a Dutch auction each month. The monthly auctions historically have provided a liquid market for these securities. The company’s investments in ARS represent interests in collateralized debt obligations supported by pools of residential and commercial mortgages or credit cards, insurance securitizations and other structured credits, including corporate bonds.

If uncertainties in the credit and capital markets continue, these markets deteriorate further or the company experiences additional rating downgrades on its ARS investments in its portfolio, the Company may incur additional impairments which could negatively affect the company’s financial condition, cash flow and reported earnings. Glu believes that the impairments of these investments do not reflect the Company’s ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes these impairments.

CONTACT:
Glu Mobile Inc.
Nicole Kennedy, 650-532-2488
nicole.kennedy@glu.com

or

The Blueshirt Group
Todd Friedman, 415-217-7722 (Investor Relations)
todd@blueshirtgroup.com
Stacie Bosinoff, 415-217-7722 (Investor Relations)
stacie@blueshirtgroup.com